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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                 ------------------

                                    Form 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                            MAY 3, 2002 (MAY 1, 2002)
                 (Date of Report (date of earliest event reported))

                              CENDANT CORPORATION
                (Exact name of Registrant as specified in its charter)

              DELAWARE                   1-10308              06-0918165
   (State or other jurisdiction    (Commission File No.)   (I.R.S. Employer
  of incorporation or organization)                      Identification Number)


          9 West 57th Street
             New York, NY                                         10019
(Address of principal executive office)                         (Zip Code)


                                (212) 413-1800
                   (Registrant's telephone number, including area code)

                                      None
          (Former name, former address and former fiscal year, if applicable)



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Item 5. Other Events

EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

      On May 1, 2002, we announced that we completed the purchase of approximately 90.1% of outstanding shares of Trendwest Resorts, Inc. Trendwest markets, sells and finances vacation ownership interests, including memberships in WorldMark, the Club and WorldMark South Pacific Club. A copy of the press release announcing our purchase of approximately 90.1% of outstanding shares of Trendwest is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.


Item 7. Exhibits

      See Exhibit Index.


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                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CENDANT CORPORATION

                                         By: /s/ Eric J. Bock
                                            ---------------------------
                                            Eric J. Bock
                                            Executive Vice President-Law
                                              and Corporate Secretary

Date: May 3, 2002


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                               CENDANT CORPORATION
                            CURRENT REPORT ON FORM 8-K
                        Report Dated May 3, 2002 (May 1, 2002)


                                EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION

   99.1 Press Release issued by Cendant Corporation on May 1, 2002, announcing its purchase of approximately 90.1% of outstanding shares of Trendwest Resorts, Inc.



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                                                                Exhibit 99.1

           CENDANT COMPLETES PURCHASE OF APPROXIMATELY 90.1% OF
                  OUTSTANDING SHARES OF TRENDWEST RESORTS
               Company Completes First of Two-Step Transaction

New York, NY, May 1, 2002-Cendant Corporation (NYSE: CD) today announced that it has completed the purchase of approximately 90.1% of the outstanding shares of Trendwest Resorts, Inc. (Nasdaq: TWRI) . As previously announced, Trendwest is expected to add approximately $0.02 in 2003 to Cendant's adjusted earnings per share. A total of approximately 32.8 million Trendwest shares were acquired for approximately 42.5 million shares of Cendant common stock, based on an exchange ratio of 1.2973 Cendant shares for each Trendwest share.

Trendwest markets, sells, and finances vacation ownership interests, including memberships in WorldMark, the Club and WorldMark South Pacific Club.

As previously announced, the Trendwest acquisition will be consummated in two steps. The second step of the transaction, which is the purchase of the remaining outstanding Trendwest shares (which will have an exchange ratio no less than the exchange ratio in the first step), will close following the effectiveness of the registration statement on Form S-4 relating to the issuance of Cendant stock to such holders which was filed yesterday, though no earlier than May 30, 2002.


ABOUT CENDANT CORPORATION
-------------------------

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 70,000 employees, New York City based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.Cendant.com or by calling 877-4INFO-CD (877-446-3623).


ABOUT TRENDWEST
---------------

Trendwest Resorts, Inc., headquartered in Redmond, Washington, is a leader in the timeshare industry. Through its exclusive relationships with WorldMark, the Club, and WorldMark South Pacific Club, Trendwest provides a flexible vacation ownership system, based on use of Vacation Credits. At December 31, 2001, Trendwest had 45 sales offices, and approximately 150,000 WorldMark and WorldMark South Pacific owners enjoyed over 2,780 condominium units at 48 resort locations in the United States, British Columbia, Mexico, Fiji and Australia. For more information visit Trendwest and WorldMark at www.trendwestresorts.com and www.worldmarktheclub.com.

Statements about future results made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant's Form 10-K for year ended December 31, 2001.

MEDIA CONTACT               INVESTOR CONTACT
Elliot Bloom                Sam Levenson
212-413-1832                212-413-1834